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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: January 29, 2004
(Date of earliest event reported)

INTERNATIONAL BUSINESS MACHINES CORPORATION
(Exact name of registrant as specified in its charter)

New York (State of Incorporation)	1-2360 (Commission File Number)	13-0871985 (IRS employer Identification No.)

ARMONK, NEW YORK (Address of principal executive offices)		10504 (Zip Code)

914-499-1900
(Registrant's telephone number)

Item 5. Other Events

        On January 27, 2004, IBM issued a press release announcing that Carlos Ghosn had been elected to the board, effective March 1, 2004. The press release is Attachment I of this Form 8-K.

IBM's web site (www.ibm.com) contains a significant amount of information about IBM, including financial and other information for investors (www.ibm.com/investor/). IBM encourages investors to visit its various web sites from time to time, as information is updated and new information is posted.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: January 29, 2004

By:	/s/ ANDREW BONZANI (Andrew Bonzani) Assistant Secretary & Associate General Counsel

ATTACHMENT I

ARMONK, N.Y.—Jan. 27, 2004—The IBM board of directors today elected Carlos Ghosn to the board, effective March 1, 2004. Mr. Ghosn is co-chairman, president and chief executive officer of Nissan Motor Co., Ltd.

Samuel J. Palmisano, IBM chairman and chief executive officer, said: "Carlos Ghosn's international business experience and perspective will make him a valuable addition to our board. We are very pleased that he will be joining the IBM board."

Mr. Ghosn, a director of Nissan since 1999, has served as co- chairman of Nissan since June of last year and as president and chief executive officer since 2001. He was chief operating officer of Nissan from 1999 to 2001.

In addition, Mr. Ghosn served as executive vice president of Renault S.A. of France from 1996 to 1999. From 1979 to 1996 he held a number of executive positions with Compagnie Generale des Etablissements Michelin in Europe, Brazil and the U.S., the last being chairman, president and chief executive officer of Michelin North America, Inc., from 1990 to 1996.

Mr. Ghosn, 49, was born in Brazil and holds engineering degrees from the Ecole Polytechnique and the Ecole des Mines de Paris in France. He is also a member of the board of directors of Alcoa, Inc., Renault S.A. and Sony Corporation.

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SIGNATURE